Exhibit 10.1
STEWART INFORMATION SERVICES CORPORATION AND SUBSIDIARIES
Executive Officers’ Bonus Plans
The following summarizes the terms of the bonus arrangements approved by our Compensation Committee with respect to our executive officers:
MALCOLM S. MORRIS, as Chairman of the Board and Co-Chief Executive Officer, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, .75% of the pretax profits from $20,000,001 to $40,000,000, .50% of the pretax profits from $40,000,001 to $60,000,000 and .35% of the pretax profits exceeding $60,000,000.
STEWART MORRIS, JR., as President and Co-Chief Executive Officer, shall receive in addition to his salary, 1% on the first $20,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, .75% of the pretax profits from $20,000,001 to $40,000,000, .50% of the pretax profits from $40,000,001 to $60,000,000 and .35% of the pretax profits exceeding $60,000,000.
MAX CRISP, as Executive Vice President and Chief Financial Officer, shall receive in addition to his salary, .50% of the first $50,000,000 of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder, ..40% of the pretax profits from $50,000,001 to $75,000,000, .30% of the pretax profits from $75,000,001 to $100,000,000 and .20% of the pretax profits exceeding $100,000,000. Mr. Max Crisp’s compensation from base salary plus bonus may not exceed 75% of the total base salary plus bonus earned by a Chief Executive Officer.
E. ASHLEY SMITH, as Executive Vice President — General Counsel, shall receive in addition to his salary $125,000 in bonus compensation. In addition, in 2006 Mr. E. Ashley Smith will receive a one-time bonus of $67,500 in recognition of his efforts related to certain initiatives.
MATTHEW W. MORRIS, as Senior Vice President — Planning and Development, shall receive in addition to his salary, .15% of the consolidated pretax income (calculated after deducting minority interests) of Stewart Title Guaranty Company as reported to its stockholder. In addition, Mr. Matthew W. Morris may be eligible to receive up to $25,000 of discretionary bonuses based on the completion of certain projects and the approval of Mr. Stewart Morris, Jr.